UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2012, BioMed Realty Trust, Inc. (the “Company”) issued a press release regarding its financial results for the second quarter ended June 30, 2012, which referred to certain supplemental information that is available on the Company’s website at www.biomedrealty.com. Copies of the press release and supplemental information are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

The information contained in this Item 2.02, including the exhibits referenced in Item 9.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

The Company and BioMed Realty, L.P. (the “Operating Partnership”) are disclosing the following information to supplement the disclosure included in the section “Material United States Federal Income Tax Considerations” in the Company’s Registration Statements on Form S-3 (File Nos. 333-161759, 333-168030 and 333-178117) and the Company’s and the Operating Partnership’s Registration Statement on Form S-3 (File Nos. 333-161751 and 333-161751-01) (collectively, the “Registration Statements”).

The following is a supplement to, and should be read together with, the discussion under the heading “Material United States Federal Income Tax Considerations – Taxation of Our Company” in the Registration Statements:

Proposed Treasury Regulations Regarding Certain Asset Dispositions. If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then as described in the Registration Statement under the heading “ – Taxation of Our Company – General,” we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending on the date such acquisition occurred.

The IRS has issued Proposed Treasury Regulations which would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. These Proposed Treasury Regulations will not be effective unless they are issued in final form, and as of the date hereof, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all.

The following discussion supersedes the first three paragraphs in the discussion under the heading “Material United States Federal Income Tax Considerations – Taxation of Our Company – Annual Distribution Requirements” in the Registration Statements:

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our non-cash income over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveling of stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “Proposed Treasury Regulations Regarding Certain Asset Dispositions” above.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are furnished herewith:

Exhibit Number	Description of Exhibit

99.1	Press release issued by BioMed Realty Trust, Inc. on August 1, 2012.

99.2	BioMed Realty Trust, Inc. Supplemental Operating and Financial Data for the quarter ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 2, 2012	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin Title: Chief Financial Officer

BIOMED REALTY, L.P.

By:	BioMed Realty Trust, Inc.
its General Partner

By:	/s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin
Title: Chief Financial Officer